UNITED STATES ENVIRONMENTAL PROTECTION AGENCY
WASHINGTON, D.C. 20460

July 09, 2012

OFFICE OF CHEMICAL SAFETY
AND POLLUTION PREVENTION

GLOBAL ECOLOGY CORPORATION
ENVIREAU TECHNOLOGIES, NC
96 PARK STREET
MONTCLAIR, NJ 07042

Report of Analysis for Compliance with PR Notice 11-3

Thank you for your submittal of 03-JUL-12. Our staff has completed a preliminary analysis of the material. The results are provided as follows:

Your submittal was found to be in full compliance with the standards for submission of data contained in PR Notice 11-3. A copy of your bibliography is enclosed, annotated with Master Record ID's (MRIDs) assigned to each document submitted. Please use these numbers in all future references to these documents. Thank you for your cooperation. If you have any questions concerning this data submission, please raise them with the cognizant Product Manager, to whom the data have been released.

48877700

June 28, 2012

Tony Kish, PM 22

Document Processing Desk (APPL)
Office of Pesticide Programs (7504P)
U.S. Environmental Protection Agency
1200 Pennsylvania Ave. NW
Washington, D.C. 20460

RE: **New Application for Polydex 88901-R, R301, 75% Small Business Waiver Request**

Dear Mr. Kish:

EnvirEau Technologies is pleased to submit the attached application for Polydex. Polydex is a copper sulfate pentahydrate product which is a Canadian PMRA registered pesticide. Polydex is formulated from a USEPA registered source of copper sulfate pentahydrate. This information has been provided in the Formulator's Exemption documentation and Confidential Statement of Formula.

EnvirEau believes that this registration package qualifies for a **R301** application, "New product; identical or substantially similar in composition and use to a registered product; registered source of active ingredient; selective data citation only for data on product chemistry and/or acute toxicity and/or public health pest efficacy, where applicant does not own all required data and does not have a specific authorization letter from data owner". EnvirEau has submitted 25% of the $1720.00 fee by paper check to the Agency. A **75% fee reduction small business fee waiver request** is enclosed with the application.

EnvirEau Technologies Inc., formerly known as Enviro-Science Laboratories Inc. which was formerly known as Sorber Chemicals Canada, has manufactured and marketed copper sulfate pesticides in Canada since 2002 and currently holds five separate Canadian PMRA registrations using the same copper sulfate based formula. The data package submitted with this application refers to Polydex as its historical name "SCI-62" and submitter as "Sober Chemical Canada". Per the transfer in ownership of the company over time, the data submitted herein is owned by EnvirEau and the Polydex product is the same in composition as the historical SCI-62. EPA should review the product chemistry data submitted with this package in consideration of this information.

EPA has conducted a pre-review of the Polydex label. EnvirEau has made most requested modifications. Enclosed within the Administrative package is an explanation of the

requested modifications not made and additional information requested from the Agency during these reviews (specifically the NSF certification information).

EnvirEau has made a change in the US Agent. A letter has been enclosed in the administrative portion of this package to reflect this change. Mr. David Paulson, Partner at Water Think Tank, will serve as the US Agent for EnvirEau for this application and going forward. EnvirEau respectfully requests that the EPA update the company information to reflect this change.

EnvirEau will be pleased to provide any additional information requested by the Agency in support of this application. Please feel free to contact David Paulson Agent for EnvirEau at 952-220-5778 or dave@waterthinktank.com.

Sincerely,

David J Paulson

Dave Paulson, on behalf of EnvirEau Technologies, Inc.

Transmittal Document for Polydex

88901-R

Administrative Package

- Cover Letter
- Application Form 8570-1
- Confidential Statement of Formula 8570-4
- Formulator's Exemption Statement 8570-27
- Letter of Reliance – From Old Bridge Chemicals
- Certification with Respect to Citations of Data 8570-34
- Data Matrix 8570-35
- Small Business Waiver Request
    - Cover Letter
    - Registration Fee Waiver Request & Certification Statement
    - Ownership table
    - Share structure table
    - Canadian Revenue T4- Statement of Remuneration Pd (5 pages)
    - 2010 Canadian Custom & Rev Income Statement Schedule 125 (4 pages)
    - 2009 Canadian Custom & Rev Income Statement Schedule 125 (4 pages)
    - 2008 Canadian Custom & Rev Income Statement Schedule 125 (4 pages)
- Letter - Change in US Agent to Dave Paulson of Water Think Tank
- Letter - Explanation of Label Changes Made as A Result Of Suggestions from the EPA Pre-Review Of The Label.
- Polydex Label – 5 Copies enclosed
- Letter – Supporting documentation for change in product name and company name. As discussed in the cover letter, Polydex is named SCI-62 in the data set. Polydex and SCI-62 are the same product.
- Certification of Child Resistant Packaging
- Polydex - Canadian PRMA Registration

Transmittal Document for Polydex cont.

88901-R

Data Package

3 copies of each study have been provided.

Data Guideline	Study Title	Data Enclosed?
Product Identity & Composition	Product Properties of Polydex	Yes
Description of materials used to produce the product	Product Properties of Polydex	Yes
Description of production process	Product Properties of Polydex	Yes
Discussion on the formation of impurities	Product Properties of Polydex	Yes
Preliminary analysis	Product Properties of Polydex	Yes
Certified limits (158.345)	Product Properties of Polydex	Yes
Enforcement analytical method	Product Properties of Polydex	Yes
Color	Physical Chemical Properties of Polydex	Yes
Physical State	Physical Chemical Properties of Polydex	Yes
Odor	Physical Chemical Properties of Polydex	Yes
Melting Point	Physical Chemical Properties of Polydex	Yes
Boiling Point	Physical Chemical Properties of Polydex	Yes
Density, Bulk Density, Specific Gravity	Physical Chemical Properties of Polydex	Yes
Solubility	Physical Chemical Properties of Polydex	Yes
Vapor Pressure	Physical Chemical Properties of Polydex	Yes
Dissociation Constant	Physical Chemical Properties of Polydex	Yes
Octanol/Water Partition Coefficient	Physical Chemical Properties of Polydex	Yes
pH	Physical Chemical Properties of Polydex	Yes
Stability	Physical Chemical Properties of Polydex	Yes
Oxidizing or Reducing Agent	Physical Chemical Properties of Polydex	Yes
Flammability	Physical Chemical Properties of Polydex	Yes
Explodability	Physical Chemical Properties of Polydex	Yes
Storage Stability	Physical Chemical Properties of Polydex	Yes
Viscosity	Physical Chemical Properties of Polydex	Yes
Miscibility	Physical Chemical Properties of Polydex	Yes
Corrosion Characteristics	Physical Chemical Properties of Polydex	Yes
Dielectric Breakdown Voltage	Physical Chemical Properties of Polydex	Yes

48877701 Product Properties of Polydex

48877702 Physical Chemical Properties of Polydex